SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 23, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

The response set forth below under Item 8.01 is incorporated by reference herein.

Item 8.01	Other Events.

On September 23, 2010, Washington Real Estate Investment Trust (“WRIT”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, in connection with the offer and sale of $250,000,000 aggregate principal amount of WRIT’s 4.95% senior notes due October 1, 2020 (the “Notes”).

WRIT and the Underwriters intend to consummate the sale and purchase of the Notes pursuant to the Underwriting Agreement on September 30, 2010.

The Notes are described in WRIT’s prospectus supplement dated September 23, 2010 (the “Prospectus Supplement”) supplementing WRIT’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3 (No. 333-160664), filed with the SEC on July 17, 2009, and declared effective on July 17, 2009 (the “Registration Statement”). The Prospectus Supplement was filed with the SEC on September 24, 2010 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

In connection with the offering of the Notes, WRIT is filing certain exhibits as part of this Form 8-K that are incorporated by reference in their entirety in the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 23, 2010, by and between WRIT and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, in connection with the offer and sale of $250,000,000 aggregate principal amount of WRIT’s 4.95% senior notes due October 1, 2020

5.1	Opinion of Arent Fox LLP

23.1	Consent of Arent Fox LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/S/ LAURA FRANKLIN
(Signature)
Laura Franklin
Executive Vice President, Accounting and Administration

September 24, 2010

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 23, 2010, by and between WRIT and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, in connection with the offer and sale of $250,000,000 aggregate principal amount of WRIT’s 4.95% senior notes due October 1, 2020

5.1	Opinion of Arent Fox LLP

23.1	Consent of Arent Fox LLP (included in Exhibit 5.1)